EX-33 (a)
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Management Assessment of Compliance with Applicable Servicing Criteria


Re: The Master Mortgage Loan Sale and Servicing agreement dated as of February 1, 2006 (the "Agreement"), among ABN AMRO Mortgage Group, Inc. and New York Mortgage Company, LLC.


I, Georganna C. Pate, First Vice President, Loan Administration, of ABN AMRO Mortgage Group, Inc., certify as follows:


1. ABN AMRO Mortgage Group, Inc. (the "Servicer") is responsible for assessing compliance with the servicing criteria applicable to it under paragraph (d) of Item 1122 of Regulation AB, as set forth in Exhibit A hereto, in connection with the servicing of individual residential mortgage-backed transactions subsequent to January 1, 2006, where the Servicer has been appointed servicer and where the pool assets for such transactions are serviced by the Servicer on its Fidelity loan servicing system (the "Platform") as of and for the year ended December 31, 2006;

2. The Servicer has engaged certain vendors (the "Vendors") to perform specific, limited or scripted activities as of and for the year ended December 31, 2006. As set forth in Exhibit A hereto, the Servicer's management has determined that these Vendors are not considered a "servicer" as defined in Item 1101(j) of Regulation AB, and the Servicer's management has elected to take responsibility for assessing compliance with the servicing criteria applicable to each Vendor as permitted by Interpretation 17.06 of the SEC Division of Corporation Finance Manual of Publicly Available Telephone Interpretations (Interpretation 17.06). As permitted by Interpretation 17.06, management has asserted that it has policies and procedures in place designed to provide reasonable assurance that the Vendors' activities comply in all material respects with the servicing criteria applicable to each Vendor. The Servicer's management is solely responsible for determining that it meets the SEC requirements to apply Interpretation 17.06 for the Vendors and related criteria;

3. Except as set forth in paragraph 4 below, the Servicer used the criteria set forth in paragraph (d) of Item 1122 of Regulation AB to assess the compliance with the applicable servicing criteria as of and for the year ended December 31, 2006;

4. The criteria listed as Inapplicable Servicing Criteria on Exhibit A hereto are inapplicable to the Servicer based on the activities it performs with respect to individual residential mortgage-backed transactions involving the Platform;

5. For purposes of this certification, the following terms used in Exhibit A hereto shall have the following meanings:

     (i) Regarding 1122(d)(2)(iii), "related accounts" means one or more custodial accounts maintained pursuant to the agreement or agreements to which Servicer is a party; and "transaction agreements" means the agreement or agreements to which Servicer is a party.


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     (ii) Regarding 1122(d)(3)(i) through (iv), "Reports to investors";
          "investor reports" and "reports" each mean, where used, reports Servicer delivers to Purchaser or its agent, such as a master servicer; "investor" and "investors" each mean, where used, Purchaser or Purchaser's agent, such as a master servicer; and "transaction agreements" means, where used, agreements to which Servicer is a party.

     (iii) Regarding 1122(d)(3)(i) (C) and (D), Servicer has no knowledge of, and is not responsible for, Commission filings, or books and records of others, such as trustees, investors or master servicers.

6. The Servicer has complied, in all material respects, with the applicable servicing criteria as of and for the year ended December 31, 2006;

7. The Servicer has not identified and is not aware of any material instance of noncompliance by the Vendors with the applicable servicing criteria as of and for the year ended December 31, 2006;

8. The Servicer has not identified any material deficiency in its policies and procedures to monitor the compliance by the Vendors with the applicable servicing criteria for the year ended December 31, 2006; and

9. Ernst & Young LLP, a registered public accounting firm has issued an attestation report on the Servicer's assessment of compliance with the applicable servicing criteria as of and for the year ended December 31, 2006.


February 27, 2007


By: /s/ Georganna C. Pate
Name: Georganna C. Pate
Title: First Vice President, Loan Administration


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EXHIBIT A

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                                                                                                                     INAPPLICABLE
                                                                                            APPLICABLE                SERVICING
                                        SERVICING CRITERIA                              SERVICING CRITERIA             CRITERIA

                                                                                                    Performed by
                                                                                    Performed       Vendor(s) for
                                                                                    Directly       which Servicer
                                                                                       by          is Responsible
Reference                                     Criteria                              Servicer           Party

                                 General Servicing Considerations

1122(d)(1)(i)       Policies and procedures are instituted to monitor any              X
                    performance or other triggers and events of default in
                    accordance with the transaction agreements.

1122(d)(1)(ii)      If any material servicing activities are outsourced to third                                           X
                    parties, policies and procedures are instituted to monitor the third party's performance and compliance with such
                    servicing activities.

1122(d)(1)(iii)     Any requirements in the transaction agreements to maintain a                                           X
                    back-up servicer for the mortgage loans are maintained.

1122(d)(1)(iv)      A fidelity bond and errors and omissions policy is in effect       X
                    on the party participating in the servicing function
                    throughout the reporting period in the amount of coverage
                    required by and otherwise in accordance with the terms of
                    the transaction agreements.

                                Cash Collection and Administration

1122(d)(2)(i)       Payments on mortgage loans are deposited into the                  X^i               X^ii
                    appropriate custodial bank accounts and related bank
                    clearing accounts no more than two business days following receipt, or such other number of days specified in the
                    transaction agreements.

1122(d)(2)(ii)      Disbursements made via wire transfer on behalf of an obligor       X^iii
                    or to an investor are made only by authorized personnel.

1122(d)(2)(iii)     Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.

1122(d)(2)(iv)      The related accounts for the transaction, such as cash             X
                    reserve accounts or accounts established as a form of
                    overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the
                    transaction agreements.

1122(d)(2)(v)       Each custodial account is maintained at a federally insured        X
                    depository institution as set forth in the transaction
                    agreements. For purposes of this criterion, "federally
                    insured depository institution" with respect to a foreign
                    financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1)
                    of the Securities Exchange Act.

1122(d)(2)(vi)      Unissued checks are safeguarded so as to prevent                   X
                    unauthorized access.

1122(d)(2)(vii)     Reconciliations are prepared on a monthly basis for all            X
                    asset-backed securities related bank accounts,
                    including custodial accounts and related bank clearing
                    accounts. These reconciliations are (A) mathematically
                    accurate; (B) prepared within 30 calendar days after the
                    bank statement cutoff date, or such other number of days
                    specified in the transaction agreements; (C) reviewed and
                    approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90
                    calendar days of their original identification, or such
                    other number of days specified in the transaction
                    agreements.


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                                Investor Remittances and Reporting

1122(d)(3)(i)       Reports to investors, including those to be filed with the         X
                    Commission, are maintained in accordance with the
                    transaction agreements and applicable Commission
                    requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction
                    agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors' or the trustee's records as to the total unpaid principal
                    balance and number of mortgage loans serviced by the
                    Servicer.

1122(d)(3)(ii)      Amounts due to investors are allocated and remitted in             X
                    accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.

1122(d)(3)(iii)     Disbursements made to an investor are posted within two            X
                    business days to the Servicer's investor records, or such
                    other number of days specified in the transaction
                    agreements.

1122(d)(3)(iv)      Amounts remitted to investors per the investor reports agree       X
                    with cancelled checks, or other form of payment, or
                    custodial bank statements.

                                    Pool Asset Administration

1122(d)(4)(i)       Collateral or security on mortgage loans is maintained as          X
                    required by the transaction agreements or related mortgage loan documents.

1122(d)(4)(ii)      Mortgage loan and related documents are safeguarded as             X
                    required by the transaction agreements

1122(d)(4)(iii)     Any additions, removals or substitutions to the asset pool         X
                    are made, reviewed and approved in accordance with any
                    conditions or requirements in the transaction agreements.

1122(d)(4)(iv)      Payments on mortgage loans, including any payoffs, made in         X^iv              X^v
                    accordance with the related mortgage loan documents are
                    posted to the Servicer's obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and
                    allocated to principal, interest or other items
                    (e.g., escrow) in accordance with the related mortgage loan documents.

1122(d)(4)(v)       The Servicer's records regarding the mortgage loans agree          X
                    with the Servicer's records with respect to an obligor's
                    unpaid principal balance.

1122(d)(4}(vi)      Changes with respect to the terms or status of an                  X
                    obligor's mortgage loans (e.g., loan modifications or
                    re-agings) are made, reviewed and approved by authorized
                    personnel in accordance with the transaction agreements and related pool asset documents.

1122(d)(4)(vii)     Loss mitigation or recovery actions (e.g., forbearance             X
                    plans, modifications and deeds in lieu of
                    foreclosure, foreclosures and repossessions, as applicable)
                    are initiated, conducted and concluded in accordance with
                    the timeframes or other requirements established by the
                    transaction agreements.

1122(d)(4)(viii)    Records documenting collection efforts are maintained during       X
                    the period a mortgage loan is delinquent
                    in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other
                    period specified in the transaction agreements, and describe the entity's activities in monitoring delinquent mortgage
                    loans including, for example, phone calls, letters and
                    payment rescheduling plans in cases where delinquency is


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                    deemed temporary (e.g., illness or unemployment).

1122(d)(4)(ix)      Adjustments to interest rates or rates of return                   X
                    for mortgage loons with variable rates are computed based on the related mortgage loan documents.

1122(d)(4)(x)       Regarding any funds held in trust for an obligor                   X^vi
                    (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor's mortgage loan documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest an such funds is paid, or credited, to obligors in accordance with applicable
                    mortgage loan documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related mortgage loans, or such other
                    number of days specified in the transaction agreements.

1122(d)(4)(xi)      Payments made on behalf of an obligor (such as tax                 X^vii
                    or insurance payments) are made on or before the related
                    penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such
                    support has been received by the servicer at least 30
                    calendar days prior to these dates, or such other number of days specified in the transaction agreements.

1122(d)(4)(xii)     Any late payment penalties in connection with any                  X^viii
                    payment to be made on behalf of an obligor are paid from the
                    Servicer's funds and not charged to the obligor, unless the late payment was due to the obligor's error or omission.

1122(d)(4)(xiii)    Disbursements made on behalf of an obligor are                     X^ix              X^x
                    posted within two business days to the obligor's records
                    maintained by the Servicer, or such other number of days
                    specified in the transaction agreements.

1122(d)(4)(xiv)     Delinquencies, charge-offs and uncollectible                                                           X
                    accounts are recognized and recorded in accordance with the transaction agreements.

1122(d)(4)(xv)      Any external enhancement or other support,                                                             X
                    identified in Item 1114(a)(1) through (3) or Item 1115 of
                    Regulation AB, is maintained as set forth in the transaction agreements.

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Footnotes to Exhibit A Servicing Criteria

i The servicer performs all of the criterion 1122(d)(2)(i) except for the lockbox function, which is a specific, limited activity.
ii The vendor performs only the lockbox function for criterion 1122(d)(2)(i). iii The servicer under criterion 1122(d)(2)(ii) makes authorized disbursements on behalf of an obligor for escrowed amounts and to investors and/or the paying agent for their disbursement to investors. The paying agent (another party participating in the servicing function for which the servicer is not the responsible party) makes authorized disbursements to investors.
iv The servicer performs all of the criterion 1122(d)(4)(iv) except for the lockbox function, which is a specific, limited activity.
v The vendor performs only the lockbox function for criterion 1122(d)(4)(iv). vi The servicer performs all of the functions under criterion 1122(d)(4)(x) except for specific, limited tax and insurance monitoring activity performed by vendors.
vii The servicer performs all of the functions under criterion 1122(d)(4)(xi) except for specific, limited tax and insurance monitoring activity performed by vendors.
viii The servicer performs all of the functions under criterion 1122(d)(4)(xii) except for specific, limited tax and insurance monitoring activity performed by vendors.
ix The servicer performs all of the functions under criterion 1122(d)(4)(xiii) except for specific, limited tax and insurance monitoring activity performed by vendors.
X The vendors perform specific, limited tax and insurance monitoring functions for criterion 1122(d)(4)(xiii).


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